                                  OPTION CERTIFICATE
                             (NON-STATUTORY STOCK OPTION)


     THIS IS TO CERTIFY that Future Media Productions, Inc., a California corporation (the "COMPANY"), has granted to the person named below a non-statutory stock option (the "OPTION") to purchase shares (the "SHARES") of the Company's Common Stock, without par value (the "COMMON STOCK"), under its 1998 Stock Incentive Plan, as follows:


Name of Optionee:
                              ---------------------------------
Address of Optionee:
                              ---------------------------------

                              ---------------------------------

                              ---------------------------------
Number of Shares:
                              ---------------------------------

                              ---------------------------------
Option Exercise Price:
                              ---------------------------------
Date of Grant:
                              ---------------------------------
Option Expiration Date:
                              ---------------------------------


     EXERCISE SCHEDULE:  The Option shall become exercisable as follows:

     SUMMARY OF OTHER TERMS: This Option is defined in the Stock Option Agreement (Non-Statutory Stock Option) (the "OPTION AGREEMENT") which is attached to this Option Certificate (this "CERTIFICATE") as Annex I. This Certificate summarizes certain of the provisions of the Option Agreement for your information, but is not complete. Your rights are governed by the Option Agreement, NOT by this summary. The Company strongly suggests that you carefully review the full Option Agreement prior to signing this Certificate or exercising the Option.

     Among the terms of the Option Agreement are the following:

     EMPLOYMENT: The Option Agreement does not obligate the Company to retain you for any period of time. Unless otherwise agreed IN WRITING, the Company reserves the right to terminate any employee at any time, with or without cause.

     TERMINATION OF EMPLOYMENT: While the Option terminates on the Option Expiration Date, it will terminate earlier if you cease to be employed by the Company (or to hold office if you are a director). If your employment ends due to death or permanent disability, the Option terminates six months after the date of death or permanent disability, and is exercisable during such six month period as to the portion of the Option which has vested prior to the date of termination of employment. If your employment ends "for cause," the Option terminates immediately upon termination of your employment. In all other cases, the Option terminates 30 days after the date of termination of employment, and is exercisable during such 30 day period as to the portion of the Option which had vested prior to the date of termination of employment. See Section 5 of the Option Agreement.

     TRANSFER: The Option is personal to you, and cannot be sold, transferred, assigned or otherwise disposed of to any other person, except on your death. For so long as the Company maintains its taxable status as an S Corporation, in the event of death, the Option cannot be transferred to any person who is not eligible to be an S Corporation shareholder as defined in Section 1361 of the Code, or to any person if such transfer, or the exercise of the Option by the transferee, would, in the opinion of the Company's counsel, result in the termination or revocation of the Company's taxable status as an S Corporation.

     EXERCISE: You can exercise the Option (once it is exercisable), in whole or in part, by delivering to the Company a Notice of Exercise identical to Exhibit "A" attached to the Option Agreement, accompanied by payment of the Option Exercise Price, set forth above, for the Shares to be purchased. The Company will then issue a certificate to you for the Shares you have purchased. You are under no obligation to exercise the Option. See Section 4 of the Option Agreement.

     REPURCHASE RIGHTS: The Company has the right exercisable following termination of your employment to repurchase (x) all of the Shares purchased by you upon exercise of the Option at fair market value on the date of your termination, and (y) the unexercised portion of the Option (to the extent that the Option had vested prior to the date of your termination) at the price equal to the amount by which the fair market value of the Shares underlying the Option (or portion thereof) exceeds the exercise price of the Option, in each case for cash or cash equivalents (including the cancellation of any purchase-money indebtedness). Those Shares are also subject to the Company's right of first refusal, which provides that in the event you desire to accept a bona fide third-party offer for any of the Shares you acquire upon exercise of your Option, you must first offer those shares to the Company or its designee on the same terms and conditions as are set forth in the bona fide offer. The Repurchase Rights and First Refusal Rights lapse and cease to have affect upon the earlier to occur of (1) the first date on which shares of the Company's Common Stock are held of record by more than 500 persons, (2) a determination by the Company's Board of Directors that a public market exists for the outstanding shares of the

Company's Common Stock or (3) a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Company's Common Stock in the aggregate amount of at least $5,000,000. See Section 6 of the Option Agreement.

     FIRST REFUSAL RIGHTS: The Option provides that the Company shall have the right of first refusal, exercisable in connection with any proposed sale, hypothecation or other disposition of the Shares; and that in the event you desire to accept a bona fide third-party offer for any or all of the Shares, such shares shall first be offered to the Company at the same terms and conditions as are set forth in the bona fide offer. To exercise this first refusal right, the Company must elect to purchase the Shares within 30 days after receipt of notice from you of the related proposed sale, and upon such election the Company must purchase the Shares within 60 days of the receipt of notice of the proposed sale. See Section 6 of the Option Agreement.

     MARKET STAND-OFF: The Option provides that in connection with any underwritten public offering by the Company, you may not sell or transfer any of your Shares without the prior written consent of the Company or its underwriters for such period of time from and after the effective date of such offering as may be reasonably requested by the Company or such underwriters. See Section 6 of the Option Agreement.

     S CORPORATION RESTRICTIONS: No Optionee may sell, transfer, grant proxies with respect to, assign, pledge, encumber or otherwise dispose of any Shares acquired upon the exercise of an Option, to any person who is not eligible to be an S Corporation shareholder as defined in Section 1361 of the Internal Revenue Code of 1986, as amended (the "CODE"), or to any person if such transfer would, in the opinion of the Company's counsel, result in the termination or revocation of the Company's taxable status as an S Corporation. See Section 6(h) of the Option Agreement.

     ANTI-DILUTION PROVISIONS: The Option contains provisions which adjust your Option to reflect stock splits, stock dividends, mergers and other major corporate reorganizations which would change the nature of the Shares underlying your Option. See Section 7 of the Option Agreement.

     WAIVER: By signing this Certificate, you will be agreeing to all of the terms of the Option Agreement, including those not summarized in this Certificate. You will waive your rights to any other options or stock which may have heretofore been promised to you, other than any rights you may have pursuant to the agreements (the "RESERVED AGREEMENTS"), if any, identified below. See Section 8 of the Option Agreement.

     RESERVED AGREEMENTS:[INDICATE "NONE," OR IDENTIFY AGREEMENT BY EXECUTION DATE, TYPE OF AGREEMENT AND IDENTITIES OF PARTIES]

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                                          3

     WITHHOLDING: The Company may require you to make any arrangements necessary to insure the proper withholding of any amount of tax, if any, required to be withheld by the Company as a result of the exercise of the Option. See Section 13 of the Option Agreement.

     COPYRIGHT OWNERSHIP AND NONDISCLOSURE: By signing this certificate you will be agreeing that (i) you will not disclose to any person outside the Company any non-public information and/or trade secrets of the Company, and (ii) that all inventions, ideas, concepts and other intellectual property devised, developed, conceived or created by you relating to your employment by the Company are the sole and exclusive property of the Company. See Section 15 of the Agreement.

                                      AGREEMENT


     Future Media Productions, Inc., a California corporation (the "COMPANY"), and the above-named person ("OPTIONEE") each hereby agrees to be bound by all of the terms and conditions of the Stock Option Agreement (Non-Statutory Stock Option) which is attached hereto as Annex I and incorporated herein by this reference as if set forth in full in this document.


DATED:

                                   Future Media Productions, Inc.



                                   By:
                                      --------------------------------
                                   Its:
                                       -------------------------------



                                   OPTIONEE


                                   -----------------------------------
                                   (Signature)



                                   -----------------------------------
                                   (Please print your name exactly
                                   as you wish it to appear on any
                                   stock certificates issued to you
                                   upon exercise of the Option)

                                       ANNEX I

                                STOCK OPTION AGREEMENT
                             (NON-STATUTORY STOCK OPTION)



          This STOCK OPTION AGREEMENT (this "OPTION AGREEMENT") is made and entered into on the execution date of the Option Certificate to which it is attached (the "CERTIFICATE"), by and between Future Media Productions, Inc., a California corporation (the "COMPANY"), and the director, consultant or employee named in the Certificate ("OPTIONEE").

          Pursuant to the Future Media Production, Inc. 1998 Stock Incentive Plan (the "PLAN"), the Board of Directors of the Company (the "BOARD") has authorized the grant to Optionee of a non-statutory stock option to purchase shares of the Company's Common Stock, without par value (the "COMMON STOCK"), upon the terms and subject to the conditions set forth in this Option Agreement and in the Plan.

          The Company and Optionee agree as follows:

     1.   GRANT OF OPTION.

          The Company hereby grants to Optionee the right and option (the "OPTION"), upon the terms and subject to the conditions set forth in this Option Agreement, to purchase all or any portion of that number of shares of the Common Stock (the "SHARES") set forth in the Certificate, at the Option Exercise Price set forth in the Certificate (the "EXERCISE PRICE").

     2.   TERM OF OPTION.

          The Option shall terminate and expire on the Option Expiration Date set forth in the Certificate, unless sooner terminated as provided herein.

     3.   EXERCISE PERIOD.

          (a) Subject to the provisions of Sections 3, 5, and 7 of this Option Agreement, the Option shall become exercisable (in whole or in part) upon and after the dates set forth under the caption "Exercise Schedule" in the Certificate. The installments shall be cumulative; I.E., the Option may be exercised, as to any or all Shares covered by an installment, at any time or times after the installment first becomes exercisable and until expiration or termination of the Option.

          (b) Notwithstanding anything to the contrary contained in this Option Agreement, the Option may not be exercised, in whole or in part, unless and until any then-applicable requirements of all federal, state and local laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel.

     4.   EXERCISE OF OPTION.

          (a) There is no obligation to exercise the Option, in whole or in part. The Option may be exercised, in whole or in part, only by delivery to the Company of:

               (i) written notice of exercise in form and substance identical to Exhibit "A" attached to this Option Agreement stating the number of Shares then being purchased (the "PURCHASED SHARES");

               (ii) payment of the Exercise Price of the Purchased Shares, either in cash, by check, by cancellation of any indebtedness of the Company to Optionee for accrued and unpaid salary or, with the consent of the Board, by transfer to the Company of issued and outstanding shares of Common Stock which, to the extent required to avoid liability under Section 16(b) of the Securities and Exchange Act of 1934, as amended, have been held by Optionee for a period of at least six calendar months preceding the date of surrender, or by any combination of the above methods of payment. If payment is made, in whole or in part, by transfer to the Company of issued and outstanding shares of Common Stock, the value (the "FAIR MARKET VALUE") of such shares shall be determined as follows: (1) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable; (2) if the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the bid and asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable; and (3) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board; and

               (iii) if requested by the Company, a letter of investment intent in such form and containing such provisions as the Company may reasonably require.

          (b) Following receipt of the notice and payment referred to above, the Company shall issue and deliver to Optionee a stock certificate or stock certificates evidencing the Purchased Shares; PROVIDED, HOWEVER, that the Company shall not be obligated to issue a fraction or fractions of a share of its Common Stock, and may pay to Optionee, in cash or by check, the Fair Market Value of any fraction or fractions of a share exercised by Optionee, which Fair Market Value shall be determined as set forth in this Section 4.

     5.   TERMINATION OF EMPLOYMENT.

          (a) If Optionee shall cease to be a director of the Company, or to be in the employ of, or a consultant to the Company, any Subsidiary or any Parent for any reason other than Optionee's death or permanent disability (a "SPECIAL TERMINATING EVENT"), Optionee shall have the right, subject to the provisions of
Section 5(c) below, to exercise the Option at any time within 30 days after the date Optionee ceased to be a director of the Company, or to be employed by, or to be a consultant to the Company, but in no case later than the Option Expiration Date. The Option may be exercised during such period only with respect to the Shares that were vested as of the date Optionee's employment terminated and only to the extent the Option had not previously been exercised. To the extent the Option remains unexercised at the end of such period, the Option shall terminate. The Board, in its sole and absolute discretion, shall determine whether or not authorized leaves of absence shall constitute termination of employment for purposes of this Option Agreement.

          (b) If a Special Terminating Event occurs while Optionee is a director of the Company, or in the employ of, or a consultant to the Company, any Subsidiary or any Parent, then Optionee, Optionee's executors or administrators or any person or persons acquiring the Option directly from Optionee by bequest or inheritance, shall have the right to exercise the Option at any time within six months after the Special Terminating Event, but in no case later than the Option Expiration Date. The Option may be exercised during such period only with respect to the Shares that were vested as of the Special Terminating Event and only to the extent the Option had not previously been exercised. To the extent the Option remains unexercised at the end of such period, the Option shall terminate.

          (c) If Optionee shall be terminated "for cause" by the Company, any Subsidiary or any Parent, the Option shall terminate immediately. For purposes of this Option Agreement, "for cause" shall mean:

               (i)  with respect to employees or directors of the Company:

                    (A) the failure or refusal by such person to perform his or her duties to the Company; or

                    (B) Such person's willful disobedience of any orders or directives of the Board or any officers thereof acting under the authority thereof or such person's deliberate interference with the compliance by other employees of the Company with any such orders or directives; or

                    (C) the failure or refusal of such person to abide by or comply with the written policies, standard procedures or regulations of the Company; or

                    (D) any willful or continued act or course of conduct by such person which the Board in good faith determines might reasonably be expected to have a material detrimental effect on the Company or the business, operations, affairs or financial position thereof; or

                    (E) the committing by such person of any fraud, theft, embezzlement or other dishonest act against the Company; or

                    (F) the determination by the Board, in good faith and in the exercise of reasonable discretion, that such person is not competent to perform his or her duties of employment; and

               (ii) with respect to consultants, any material breach of their consulting agreement with the Company.

          (d) For purposes of this Option Agreement, "permanent disability" shall mean permanent and total disability as defined by the Board. Optionee shall not be considered permanently disabled unless he furnishes proof of such disability in such form and manner, and at such times, as the Board may from time to time require.

     6.   RESTRICTIONS ON PURCHASED SHARES.

          (a)  MARKET STAND-OFF.

               (i) In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "SECURITIES ACT"), including the Company's initial public offering, Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Purchased Shares without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be reasonably requested by the Company or such underwriters. This Section 6(a)(i) shall only remain in effect for the two-year period immediately following the effective date of the Company's initial public offering and shall thereafter terminate and cease to be in force or effect. Optionee agrees to execute and deliver to the Company such further documents or instruments as the Company reasonably determines to be necessary or appropriate to effect the provisions of this Section 6(a).

               (ii) In the event of any stock dividend, stock split, recapitalization, or other change affecting the Company's outstanding Common Stock effected without receipt of consideration, then any new, substituted, or additional securities distributed with respect to the Purchased Shares shall be immediately subject to the provisions of this Section 6(a), to the same extent the Purchased Share are at such time covered by such provisions.

               (iii) In order to enforce the provisions of Section 6(a), the corporation may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

          (b)  RESTRICTION ON TRANSFER.

               (i) Optionee shall not sell, transfer, grant proxies with respect to, assign, pledge, encumber or otherwise dispose of (each a "TRANSFER") any of the Purchased Shares that are subject to the Company's Repurchase Right under Section 6(c). In addition, Purchased Shares that are released from the Repurchase Right shall not be Transferred in contravention of the Company's First Refusal Right under Section 6(d) or the provisions of Sections 6(g) or 6(h). The restrictions contained in Section 6(c) and Section 6(d) shall NOT be applicable to (1) a transfer of the Purchased Shares made without consideration to Optionee's spouse or issue, including adopted children, (2) a transfer of title to the Purchased Shares effected pursuant to Optionee's will or the laws of intestate succession or (3) a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by Optionee in connection with the acquisition of the Purchased Shares; provided Optionee shall have first obtained the written consent of the Company to such Transfer. Any Transfer of Purchased Shares permitted hereunder shall be subject to the Securities Law Restrictions set forth in Section 6(g) and the S Corporation Restrictions set forth in
Section 6(h).

               (ii) Each person (other than the Company) to whom the Purchased Shares are transferred by means of one of the permitted transfers specified in
Section 6(b)(i) must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (1) both the Company's Repurchase Right and the Company's First Refusal Right granted hereunder, (2) the market stand-off provisions of Section 6(a) and, (3) the restrictions set forth in Sections 6(g) and 6(h), to the same extent such shares would be so subject if retained by Optionee.

               (iii) For purposes of Sections 6(b), 6(c) and 6(d) of this Agreement, the term "Owner" shall include Optionee and all subsequent holders of the Purchased Shares who derive their ownership through a permitted Transfer from Optionee in accordance with Section 6(b)(i).

          (c)  REPURCHASE RIGHT.

               (i) GRANT. The Company is hereby granted the right (the "REPURCHASE RIGHT") exercisable within the 90 day period following termination of Optionee's employment with the Company, or in the case of stock issued upon exercise of options after the date of termination, within 90 days after the date of exercise, to repurchase all of the Purchased Shares at the Fair Market Value on the date of termination of employment and Shares underlying vested Options which have not been fully exercised prior to termination of Optionee's employment at the price equal to the amount by which the Fair Market Value of the Shares underlying such Options (or portion thereof) exceeds the exercise price of the Options on the date of termination of employment.

               (ii) EXERCISE OF THE REPURCHASE RIGHT. The Repurchase Right shall be exercisable by written notice delivered to the Owner of the Purchased Shares prior to the expiration of the applicable period specified in Section 6(c)(i). The notice shall indicate the number of Purchased Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than 30 days after the date of notice. Owner shall, prior to the close of business on the date specified for the repurchase, deliver to the Secretary of the Company the certificates representing the Purchased Shares to be repurchased, each certificate to be properly endorsed for transfer. The Company shall, concurrently with the receipt of such stock certificates from Owner, pay to Owner in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), the amount determined pursuant to Section 6(c)(i) above.

               (iii) TERMINATION OF THE REPURCHASE RIGHT. The Repurchase Right under this Section 6(c) shall lapse and cease to have effect upon the EARLIEST to occur of (A) failure by the Company to timely exercise the Repurchase Right under Section 6(c)(i), (B) the first date on which shares of the Company's Common Stock are held of record by more than 500 persons, (C) a determination by the Company's Board of Directors that a public market exists for the outstanding shares of the Company's Common Stock or (D) a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of the Company's Common Stock in the aggregate amount of at least $5,000,000.

          (d)  RIGHT OF FIRST REFUSAL

               (i) GRANT. The Company is hereby granted the right of first refusal (the "FIRST REFUSAL RIGHT"), exercisable in connection with any proposed Transfer of the Purchased Shares. For purposes of this Section 6(d), the term "Transfer" shall not include any of the permitted transfers under Section 6(b)(i).

               (ii) NOTICE OF INTENDED DISPOSITION. In the event the Owner desires to accept a bona fide third-party offer for any or all of the Purchased Shares (the shares subject to such offer to be hereinafter called, solely for the purposes of this Section 6(d), the "TARGET SHARES"), Owner shall promptly
(1) deliver to the Secretary of the Company written notice (the "DISPOSITION NOTICE") of the offer and the basic terms and conditions thereof, including the proposed purchase price, and (2) provide satisfactory proof that the disposition of the Target Shares to the third-party offeror would not be in contravention of the provisions set forth in Sections 6(b), 6(c), 6(g) and 6(h) of this Agreement.

               (iii) EXERCISE OF RIGHT. The Company (or its assignees) shall, for a period of 30 days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares specified in the Disposition Notice upon substantially the same terms and conditions specified therein. Such right shall be exercisable by written notice (the "EXERCISE NOTICE") delivered to Owner prior to the expiration of the 30 day exercise period. If such right is exercised with respect to all the Target Shares specified in the Disposition Notice, then the Company (or its assignees) shall effect the repurchase of the Target Shares, including payment of the purchase price, not more than 30 days after delivery of the Exercise Notice; and at such time Owner shall deliver to the Company the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer.

               Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Owner and the Company (or its assignees) cannot agree on such cash value within ten days after the Company's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by the Owner and the Company (or its assignees), or, if they cannot agree on an appraiser within 20 days after the Company's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Owner and the Company. The closing shall then be held on the LATTER of (1) the 30th business day following delivery of the Exercise Notice or (2) the 15th day after such cash valuation shall have been made.

               (iv) NON-EXERCISE OF RIGHT. In the event the Exercise Notice is not given to Owner within 30 days following the date of the Company's receipt of the Disposition Notice, Owner shall have a period of 30 days thereafter, in which to sell or otherwise dispose of the Target Shares upon terms and conditions (including the purchase price) no more favorable to the third-party purchaser than those specified in the Disposition Notice; PROVIDED, HOWEVER, that any such sale or disposition must not be effected in contravention of the provisions of Sections 6(g) or 6(h) of this Agreement. The third-party purchaser shall acquire the Target Shares free and clear of all the terms and provisions of this Agreement (including the Company's Repurchase Right under Section 6(c) and the Company's First Refusal Right hereunder). In the event Owner does not sell or otherwise dispose of the Target Shares within the specified 30 day period, the Company's First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses in accordance with Section 6(d)(vi).

               (v) PARTIAL EXERCISE OF RIGHT. In the event the Company (or its assignees) makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Company delivered within 30 days after the date of the Disposition Notice, to effect the sale of the Target Shares pursuant to one of the following alternatives:

                    (A) sale or other disposition of all the Target Shares to a third-party purchaser in compliance with the requirements of section 6(d)(iv), as if the Company did not exercise the First Refusal Right hereunder; or

                    (B) sale to the Company (or its assignees) of the portion of the Target Shares which the Company (or its assignees) has elected to purchase, such sale to be effected in substantial conformity with the provisions of Section 6(d)(iii).

               Failure of Owner to deliver timely notification to the Company under this Section 6(d)(v) shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (A) above.

               (vi) TERMINATION OF THE FIRST REFUSAL RIGHT. The First Refusal Right under this Section 6(d) shall lapse and cease to have effect upon the EARLIEST to occur of (1) the first date on which shares of the Company's Common Stock are held of record by more than 500 persons, (2) a determination is made by the Company's Board of Directors that a public market exists for the outstanding shares of the Company's Common Stock or (3) a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of the Company's Common Stock in the aggregate amount of at least $5,000,000.

          (e) RECAPITALIZATION. In the event of any stock dividend, stock split, recapitalization or other transaction resulting in an adjustment under
Section 7 hereof, then any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to or in exchange for the Purchased Shares shall be immediately subject to the Company's Repurchase Right and First Refusal Right, but only to the extent the Purchased Shares are at that time covered by such right.

          (f) LEGEND. All certificates representing Purchased Shares subject to the First Refusal Rights and Repurchase Rights shall be endorsed with the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

          (g) SECURITIES LAW RESTRICTIONS. None of the Purchased Shares shall be Transferred (with or without consideration) and the Company shall not be required to register any such Transfer and the Company may instruct its transfer agent not to register any such Transfer, unless and until all of the following events shall have occurred:

               (i) the Purchased Shares are Transferred pursuant to and in conformity with (1) (x) an effective registration statement filed with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Act, or (y) an exemption from registration under the Securities Act, and (2) the securities laws of any state of the United States; and

               (ii) Optionee has, prior to the Transfer of such Purchased Shares, and if requested by the Company, provided all relevant information to Company's counsel so that upon Company's request, Company's counsel is able to, and actually prepares and delivers to the Company a written opinion that the proposed Transfer (1) (x) is pursuant to a registration statement which has been filed with the Commission and is then effective, or (y) is exempt from registration under the Securities Act as then in effect, and the Rules and Regulations of the Commission thereunder, and (2) is either qualified or registered under any applicable state securities laws, or exempt from such qualification or registration. The Company shall bear all reasonable costs of preparing such opinion.

          (h) S CORPORATION RESTRICTIONS. For so long as the Company maintains its taxable status as an S Corporation, none of the Purchased Shares shall be Transferred (with or without consideration) and the Company shall not be required to register any such Transfer and the Company may instruct its transfer agent not to register any such Transfer to any person who is not eligible to be an S Corporation shareholder as defined in Section 1361 of the Code, or to any person if such transfer would, in the opinion of the Company's counsel, result in the termination or revocation of the Company's taxable status as an S Corporation.

          (i) NONCOMPLYING TRANSFERS INVALID. Any attempted Transfer which is not in full compliance with this Section 6 shall be null and void AB INITIO, and of no force or effect.

     7.   ADJUSTMENTS UPON RECAPITALIZATION.

          (a) Subject to the provisions of Section 7(b), if any change is made in the Common Stock, without receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company) the Option will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to the Option. Such adjustments shall be made by the Board (excluding the Optionee), the determination of which shall be final, binding and conclusive. The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company."

          (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, at the sole discretion of the Board (excluding the Optionee) and to the extent permitted by applicable law, the Option shall (i) terminate upon such event and may be exercised prior thereto to the extent the Option is then exercisable or (ii) continue in full force and effect and, if applicable, the surviving corporation or an Affiliate of such surviving corporation shall assume the Option and/or shall substitute a similar option or award in place of the Option.

          (c) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board (excluding the Optionee), and its determination shall be final, binding and conclusive.

          (d) The provisions of this Section 7 are intended to be exclusive, and Optionee shall have no other rights upon the occurrence of any of the events described in this Section 7.

          (e) The grant of the Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

     8.   WAIVER OF RIGHTS TO PURCHASE STOCK.

          By signing this Option Agreement, Optionee acknowledges and agrees that neither the Company nor any other person or entity is under any obligation to sell or transfer to Optionee any option or equity security of the Company, other than only (i) the shares of Common Stock subject to the Option, and (ii) those rights or options, if any, (the "RESERVED AGREEMENTS") to purchase Common Stock previously granted in writing to Optionee by the Board (or a committee thereof) and specifically identified on the Certificate under the caption, "WAIVER." By signing this Option Agreement, Optionee specifically waives all rights which he or she may have had prior to the date of this Option Agreement to receive any option or equity security of the Company, including, without limitation, those which arise out of or are in any manner whatsoever, directly or indirectly, related to any stock option agreement or any other right or agreement relating directly or indirectly to the acquisition by Optionee of securities of the Company, excluding the Reserved Agreements, if any.

     9.   INVESTMENT INTENT.

          Optionee represents and agrees that if he or she exercises the Option in whole or in part, and if at the time of such exercise the Plan and/or the Purchased Shares have not been registered under the Securities Act, he or she will acquire the Shares upon such exercise for the purpose of investment and not with a view to the distribution of such Shares, and that upon each exercise of the Option he or she will furnish to the Company a written statement to such effect.

     10.  LEGEND ON STOCK CERTIFICATES.

          Optionee agrees that all certificates representing the Purchased Shares will be subject to such stock transfer orders and other restrictions (if any) as the Company may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed and any applicable federal or state securities laws, and the Company may cause a legend or legends to be put on such certificates to make appropriate reference to such restrictions.


     11.  NO RIGHTS AS SHAREHOLDER.

          Optionee shall have no rights as a shareholder with respect to the Shares until the date of the issuance to Optionee of a stock certificate or stock certificates evidencing such Shares. Except as may be provided in Section 7 of this Option Agreement, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

     12.  MODIFICATION.

          Subject to the terms and conditions and within the limitations of the Plan, the Board (or a committee thereof) may modify, extend or renew the Option or accept the surrender of, and authorize the grant of a new option in substitution for, the Option (to the extent not previously exercised). No modification of the Option shall be made which, without the consent of Optionee, would alter or impair any rights of Optionee under the Option.

     13.  WITHHOLDING.

          (a) The Company shall be entitled to require as a condition of delivery of any Purchased Shares upon exercise of this Option that the Optionee agree to remit, at the time of such delivery or at such later date as the Company may determine, an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto, and Optionee agrees to take such other action required by the Company to satisfy such withholding requirements.

          (b) With the consent of the Board, and in accordance with any rules and procedures from time to time adopted by the Board, Optionee may elect to satisfy his or her obligations under Section 13(a) above by (i) directing the Company to withhold a portion of the Shares otherwise deliverable; or (ii) tendering other shares of the Common Stock of the Company which are already owned by Optionee which in all cases have a fair market value on the date as of which the amount of tax to be withheld is determined (the "TAX DATE") equal to the amount of taxes to be paid by such method (each, a "WITHHOLDING RIGHT").

          (c) To exercise a Withholding Right, the Optionee must follow the election procedures set forth below, together with such additional procedures and conditions set forth in this Option Agreement or otherwise adopted by the
Board:

               (i) the Optionee must deliver to the Company his or her written notice of election (the "ELECTION") and specify whether all or a stated percentage of the applicable taxes will be paid in accordance with Section 13(b) above and whether the amount so paid shall be made in accordance with the "flat" withholding rates for supplemental wages or as determined in accordance with Optionee's form W-4 (or comparable state or local form);

               (ii)   unless disapproved by the Board as provided in Subsection
(iii) below, the Election once made will be irrevocable; and

               (iii) no Election is valid unless the Board approves such Election, and such Election may be disapproved by the Board, in its sole discretion, with or without cause or reason therefor; provided, if the Board has not approved or disapproved the Election on or prior to the Tax Date, the Election will be deemed approved.

     14.  CHARACTER OF OPTION.

          The Option is NOT intended to qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

     15.  NONDISCLOSURE AND INTELLECTUAL PROPERTY OWNERSHIP.

          (a) Optionee agrees to assign to the Company or its nominees, all Optionee's rights to ideas, concepts, business plans and strategies, computer programs, inventions, discoveries, improvements, and developments ("DEVELOPMENTS"), whether or not copyrightable, patentable, or subject to trade secret protection, which, during the period of Optionee's employment by the Company, Optionee has made, conceived, or conducted, or hereafter may make or conceive or conduct, either solely or jointly with others: (i) with the use of the Company's time, materials, or facilities; or (ii) resulting from or suggested by Optionee's work for the Company; or (iii) in any way pertaining to any subject matter related to the Company's existing or contemplated business, products, and services. Notwithstanding anything to the contrary herein, pursuant to Section 2870 of the California Labor Code, this Agreement does not apply to any Development for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on Optionee's own time, and (1) which does not relate at the time of conception or reduction to practice of the Development either to the business of the Company or to the Company's actual or demonstrably anticipated business, or (2) which does not result from any work performed by Optionee for the Company.

          (b) At any time requested by the Company, either during employment or after termination thereof, and without charge to the Company, but at its expense, Optionee agrees to execute, acknowledge, and deliver all such further papers, including applications for registrations of copyrights, and to perform such other lawful acts as, in the opinion of said Company, are necessary to obtain, maintain, or register copyrights or patents for such Development in any and all countries and to vest title thereto in the Company or its nominees.

          (c) Optionee realizes that in the course of Optionee's employment the Company will necessarily reveal to Optionee or Optionee may develop proprietary, secret, or confidential information, and in addition to all other obligations with respect to the observance of federal and state statutes and U.S. Government security regulations, Optionee hereby agrees as follows:

               (i) Optionee agrees to keep in strictest confidence during and subsequent to Optionee's employment all information identified as secret or confidential or which, from the circumstances, in good faith and good conscience ought to be treated as confidential, regarding the business plans and strategies, concepts, inventions, discoveries, or trade secrets or secret processes, reports, client lists, profit margins, or any other information of the business or affairs of the Company (hereinafter collectively referred to as "INFORMATION") which Optionee may acquire or develop in connection with or as a result of Optionee's employment.

               (ii) Optionee covenants and agrees that, except as instructed by Company during Optionee's employment, Optionee will not use any Information and without the prior written consent of Company, Optionee will not directly or indirectly publish, communicate, divulge, or describe to any unauthorized person, nor patent or register a copyright for, any Information during the period of Optionee's employment or at any time subsequent thereto.

               (iii) This covenant shall not apply to Information already in the public domain or Information which has been dedicated to or released to the public by the Company.

          (d) During the period of Optionee's employment, Optionee agrees to abide by Company's policies, including but not limited to employment policies, confidentiality policies, and policies prohibiting sexual harassment and discrimination, as such policies may exist and be made known to Optionee from time to time.

     16.  GENERAL PROVISIONS.

          (a) FURTHER ASSURANCES. Optionee shall promptly take all actions and execute all documents requested by the Company which the Company deems to be reasonably necessary to effectuate the terms and intent of this Option Agreement.

          (b) NOTICES. All notices, requests, demands and other communications under this Option Agreement shall be in writing and shall be given to the parties hereto as follows:

               (i)    If to the Company, to:

                      Future Media Production, Inc.
                      25136 Anza Dr.
                      Valencia, CA  91355
                      Fax No:  (805) 294-5582
                      Attn.:  Alex Sandel

               (ii)   If to Optionee, to the address set
                      forth in the records of the Company,

or at such other address or addresses as may have been furnished by either party in writing to the other party hereto. Any such notice, request, demand or other communication shall be effective (1) if given by mail, 72 hours after such communication is deposited in the mail by first-class certified mail, return receipt requested, postage prepaid, addressed as aforesaid, or (2) if given by any other means, when delivered at the address specified in this subsection (b).

          (c) TRANSFER OF RIGHTS UNDER THIS OPTION AGREEMENT. The Company may at any time transfer and assign its rights and delegate its obligations under this Option Agreement to any other person, corporation, firm or entity, including its officers, directors and shareholders, with or without consideration.

          (d) OPTION NON-TRANSFERABLE. Optionee may not sell, transfer, assign or otherwise dispose of the Option except by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of Optionee
only by Optionee or by his or her guardian or legal representative.   For so
long as the Company maintains its taxable status as an S Corporation, in the event of death, the Option cannot be transferred to any person who is not eligible to be an S Corporation shareholder as defined in Section 1361 of the Code, or to any person if such transfer, or the exercise of the Option by the transferee, would, in the opinion of the Company's counsel, result in the termination or revocation of the Company's taxable status as an S Corporation.

          (e) SUCCESSORS AND ASSIGNS. Except to the extent specifically limited by the terms and provisions of this Option Agreement, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

          (f) GOVERNING LAW. THIS OPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE IN, AND TO BE PERFORMED WITHIN, THAT STATE.

          (g) THE PLAN. This Option Agreement is made pursuant to the Plan, and it is intended, and shall be interpreted in a manner, to comply therewith. Any provision of this Option Agreement inconsistent with the Plan shall be superseded and governed by the Plan. All capitalized terms not defined herein shall have the same meaning as set forth in the Plan.

          (h) INJUNCTIVE RELIEF. Optionee agrees that the Company may suffer irreparable harm in the event that Optionee fails or threatens not to comply with any terms of this Agreement, and that monetary damages may be inadequate to compensate the Company in such event. Accordingly, Optionee agrees that the Company, in addition to any other remedies available to it at law or in equity, including the right to monetary damages, will be entitled to injunctive relief, without the posting of bond or other security, to enforce this Agreement.

          (i) MISCELLANEOUS. Titles and captions contained in this Option Agreement are inserted for convenience of reference only and do not constitute a part of this Option Agreement for any other purpose.

          The Signature Page to this Option Agreement consists of the last page of the Certificate.

                                     Exhibit "A"

                                  NOTICE OF EXERCISE

                   (To be signed only upon exercise of the Option)

TO: FUTURE MEDIA PRODUCTIONS, INC.


          The undersigned, the holder of the enclosed Stock Option Agreement (Non-Statutory Stock Option), hereby irrevocably elects to exercise the purchase rights represented by the Option and to purchase thereunder _________ * shares of Common Stock of FUTURE MEDIA PRODUCTIONS, INC. (the "COMPANY"), and herewith encloses payment of $_______ and/or _________ shares of the Company's Common Stock in full payment of the purchase price of such shares being purchased.

Dated:
       ----------------


                         ------------------------------
                         (Signature must conform in all
                          respects to name of holder as
                          specified on the face of the
                          Option)

                         ------------------------------
                         (Please Print Name)

                         ------------------------------
                         (Address)

     * Insert here the number of shares called for on the face of the Option (or, in the case of a partial exercise, the number of shares being exercised), in either case without making any adjustment for additional Common Stock of the Company, other securities or property which, pursuant to the adjustment provisions of the Option, may be deliverable upon exercise.